                                                                    EXHIBIT 10.5


                                                              July 8, 1998

Via Certified Mail;

Return Receipt Requested

SOUTHWEST SALT COMPANY
c/o Morton International, Inc.
Morton Salt Division
100 N. Riverside Drive
Chicago, IL  60606

ATTENTION:  Legal Department

         Re: Amended and Restated Sublease Agreement dated April 1, 1988, including all amendments thereto

Dear Sir or Madam:

         Pursuant to Article 1, Section 1.2, of the above captioned Sublease Agreement, AmeriGas Propane, L.P. hereby exercises its option to renew the Sublease Agreement for an additional five (5) year term beginning June 1, 2000 and ending on May 31, 2005. All other terms and conditions of the Sublease Agreement, as amended, will remain in full force and effect throughout the extended term.

         Southwest Salt is required, within fifteen (15) days of receipt of this notice, to exercise its option under the Lease Agreement (as defined in the Sublease Agreement) and to give AmeriGas Propane a copy of the extension notice. Please see that a copy of the extension notice is sent to my attention at the address designated in Article 7, Section 7.1, of the Sublease Agreement.

         Should you have any questions regarding this notice, please contact me or Jim Lahey, our director of logistics. I can be reached by telephone at (610) 337-1000, extension 3324, and Mr. Lahey can be reached at (281) 552-4022.

                                                              Very truly yours,

                                                              Lynn S. Quinn
                                                              Senior Paralegal

/lsq

cc:    J.Berry, Accounts Pay. - VF
       G. Harbuska, Mgr. - Bumstead Terminal
       J. Lahey, Director - S & T Houston
       G. Regan, VP - Purchasing & Transportation
       E. Spott, Counsel

       Mr. Geron Turnquest
       Southwest Salt
       1300 W. Glendale Avenue
       Glendale, AZ  85307

August 16, 1994

                                                          CERTIFIED MAIL, RETURN

                                                          RECEIPT REQUESTED

Roach & Baker
7033 North Dysart Road
Glendale, Arizona  85307

Dear Messrs. Roach and Baker:

On August 9, 1994 Morton Salt received AmeriGas' written notice exercising its renewal option under the April 1, 1988 Sublease Agreement between our companies (see attached).

Please consider this letter to be Morton Salt's formal notice, as required by Paragraph 1.2 of the Sublease, that we are exercising the option under Paragraph 17 of the Amended and Restated Lease of April 1, 1988, to extend the Lease for an initial ten-year period, until May 31, 2005.

If you have any questions about this extension, please do not hesitate to call me at the number below.

Very truly yours,

G.L. Decker
V.P. Production
  & Engineering
(312) 807-2672

Enclosure

GLD/emb

cc:    Mack E. Tarwater
       Don Flemmons - AmeriGas
       Mary E. Doohan